EXHIBIT 16

               MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                       CERTIFIED PUBLIC ACCOUNTANT
                           888 SEVENTH AVENUE
                           NEW YORK, NY 10106
                              ------------
                           TEL: (212) 757-8400
                           fax: (212) 757-6124



Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Universal Broadband Communications, Inc. on October 16, 2002, relating to Merdinger, Fruchter, Rosen & Company, P.C.



                           /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                               MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                               Certified Public Accountants




New York, New York
October 17, 2002